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                           ShowBiz Pizza Time, Inc.
               (Name of Registrant as Specified in Its Charter)

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     News Release
     SITRICK AND COMPANY, INC.
     Los Angeles/New York

                                             Contact:  Michael Sitrick
                                                       Lance Ignon
                                                       Sitrick And Company
                                                       (310) 788-2850

          IRVING, TEXAS -- MAY 23, 1995 -- ShowBiz Pizza Time, Inc. (Nasdaq: SHBZ) today released the following statement in response to media requests for information regarding Joshua S. Friedman seeking a seat on the Company's board of directors.

     "ShowBiz Pizza Time intends to respond more fully in a letter to shareholders regarding Joshua S. Friedman's effort to gain a seat on the Company's board of directors. Mr. Friedman is a partner with and financial adviser of Bennett S. LeBow. In our opinion, Mr. Friedman may have conflicts of interest because of his financial arrangements with LeBow with respect to LeBow's investments in ShowBiz Pizza. Given LeBow's history of utilizing the companies he controls for what we believe is his own personal financial enrichment, we do not feel that it is in our shareholders' best interests for him or any of his affiliates or associates to have a seat on ShowBiz Pizza Time's board of directors. In our opinion, this could fractionalize our board and, at a minimum, pose a distraction to management at a time when it is devoting much of its energy to the company's remodeling program -- a program, incidentally, that LeBow and his affiliates have endorsed."

                                    ###

     1875 Century Park East, Suite 950
     Los Angeles, CA  90067
     (310) 788-2850  Fax:  (310) 788-2855